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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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SUBSIDIARY                                     JURISDICTION OF INCORPORATION
MKS International, Inc.                        Massachusetts
MKS Instruments France S.A.                    France
MKS Instruments, U.K. Limited                  United Kingdom
MKS East, Inc.                                 Massachusetts
MKS Japan, Inc.                                Japan
MKS Korea Co., Ltd.                            Korea
ASTeX GmbH                                     Germany
Telvac Engineering Limited                     United Kingdom
Spectra Sensortech, Ltd.                       United Kingdom
MKS MSC, Inc.                                  Massachusetts
ASTeX Realty Corporation                       Massachusetts
MKS (Bermuda) Ltd.                             Bermuda
MKS Luxembourg S.A.R.L.                        Luxembourg
MKS Germany Holding GmbH                       Germany
MKS Instruments Deutschland GmbH               Germany
Applied Science and Technology, GmbH           Germany
MKS Instruments (Asia) Ltd.                    Bermuda
MKS Instruments (Hong Kong) Ltd.               Hong Kong
MKS Instruments (China) Company Ltd.           China
MKS Taiwan Technology Ltd.                     Taiwan
M.K.S. Tenta Products Ltd.                     Israel
MKS Denmark APS                                Denmark
Tega Systems Ltd.                              Israel
MKS Instruments (Shanghai) Ltd                 China
Ion Systems, Inc.                              California
MKS Holding                                    Sweden
MKS Umetrics AB                                Sweden
Umetrics (UK) Ltd.                             UK
Umetrics, Inc.                                 New Jersey
Tantec, Inc.                                   Illinois
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